UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 11, 2008

EPICEPT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51290	52-1841431
(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, NY	10591
(Address of Principal Executive Offices)	(Zip Code)

(914) 606-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Item 8.01	Other Events.

On August 11, 2008, the registrant, EpiCept Corporation (the "Company"), entered into a Securities Purchase Agreement with certain investors relating to the issuance and sale in a public offering of approximately 5.2 million shares (the “Shares”) of the Company's common stock, par value $.0001 per share (the "Common Stock"), at a price of $.7589 per share and warrants to purchase approximately 2.6 million shares of Common Stock (the "Warrants"). A copy of the Securities Purchase Agreement is attached hereto and incorporated herein by reference as Exhibit 10.1.

The Warrants are exercisable for up to approximately 2.6 million shares of Common Stock of the Company with an exercise price of $.63 per share and are exercisable until August 11, 2013. The exercise price and number of shares issuable upon exercise are subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions but not as a result of future transactions at lower prices. A copy of the form of Warrant is attached hereto and incorporated herein by reference as Exhibit 10.2.

In addition, in consideration of the receipt of $1.3 million in connection with the exercise of all of the warrants issued in connection with the Company’s public offering announced on August 1, 2008, the Company agreed to issue to the investors in that offering new warrants to purchase up to approximately 2.8 million shares of Common Stock of the Company with an exercise price of $.693 per share. Such warrants are exercisable until August 11, 2013.

Net proceeds to the Company from the sale of the securities will be approximately $4.9 million. The closing of the offering is subject to customary closing conditions. The Company intends to use the net proceeds it receives to repay a portion of amounts owed to its senior secured lender, provide working capital and for general corporate purposes through September 2008.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. acted as the exclusive placement agent for the offering. A copy of the placement agent agreement is attached hereto and incorporated herein by reference as Exhibit 10.3.

The Securities were offered under the Company's previously filed and effective Registration Statement on Form S-3 (Registration No. 333-145561). On August 17, 2007, the Company filed a base prospectus, and intends to file a prospectus supplement relating to the offering with the Securities and Exchange Commission within the period required by law.

The foregoing is a summary of the terms of the Securities Purchase Agreement, Placement Agent Agreement and Form of Warrant and is qualified in its entirety by reference to the full text of each of those documents, copies of which are filed as exhibits to this Current Report.

The Company issued a press release announcing the offering on August 11, 2008. A copy of the press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

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Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement, dated August 11, 2008.
10.2	Form of Warrant, dated August 11, 2008.
10.3	Placement Agent Agreement, dated August 11, 2008.
99.1	Press release, dated August 11, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION

By:	/s/ Robert W. Cook
Name:	Robert W. Cook
Title:	Chief Financial Officer

Date: August 12, 2008

EXHIBIT INDEX

No.	Description

10.1	Securities Purchase Agreement, dated August 11, 2008.
10.2	Form of Warrant, dated August 11, 2008.
10.3	Placement Agent Agreement, dated August 11, 2008.
99.1	Press release, dated August 11, 2008.